                                CONTRACT SCHEDULE

OWNER: [John Doe]                             SEX: [M] AGE AT ISSUE: [35]

JOINT OWNER:  [Jane Doe]                      SEX: [F] AGE AT ISSUE: [35]

ANNUITANT: [John Doe]                         SEX: [M] AGE AT ISSUE: [35]

CONTRACT NUMBER: [12345678]                   ISSUE DATE:  [February 15, 2005]

PLAN TYPE: [Qualified, IRA, Non-Qualified,    MATURITY DATE: [February 15, 2060]
           SIMPLE IRA, SEP, ROTH IRA]

PRODUCT CLASS: [MetLife Investors USA Series XTRA, MetLife Investors USA Series
               XTRA 6]

PURCHASE PAYMENT:             [$100,000.00]

PURCHASE PAYMENTS:            [We reserve the right to reject any Purchase
                              Payment.]

   MINIMUM SUBSEQUENT
   PURCHASE PAYMENT:          [$500.00] [for both Non-Qualified and Qualified,
                              unless you have elected an automatic sweep program.] [However, for IRAs, SEPs, SIMPLE IRAs and Roth IRAs, in order to avoid cancellation of the Contract, we will accept a Purchase Payment of at least $50 once in every 24 month period. We will also accept subsequent Purchase Payments as required under applicable law and federal tax law.]

   MAXIMUM TOTAL
   PURCHASE PAYMENTS:         [$1,000,000.00], without our prior approval.

   PURCHASE PAYMENT CREDITS:  [[6%] of each Eligible Purchase Payment received for cumulative Purchase Payments of less than [$200,000]. [7%] of each Eligible Purchase Payment received when cumulative Purchase Payments are [$200,000] or more. Eligible Purchase Payments are Purchase Payments received prior to the Contract Anniversary on which you have attained your 81st birthday].

MINIMUM ACCOUNT VALUE:        [$2,000.00]

BENEFICIARY:                  [As designated by you as of the Issue Date unless
                              changed in accordance with the Contract
                              provisions.]

PRODUCT CHARGES:
   [SEPARATE ACCOUNT:         We assess certain daily charges equal on an annual
                              basis to the percentages set out below of the average daily net asset value of each Subaccount of the Separate Account:

                              Mortality and Expense Charge:  [1.45%]

                              Administration Charge:  [0.25%]

                              [Death Benefit Rider Charge: [ 0.35%]]

                              [Additional Death Benefit Rider Charge:  [0.25%]]

ACCOUNT FEE:                  The Account Fee is [$30.00] each Contract Year.
                              During the Accumulation Period, on the Contract
                              Anniversary the full Account Fee is deducted from each applicable Subaccount in the ratio that the Account Value in the Subaccount bears to the total
                              Account Value in the Separate Account. On the
                              Annuity Calculation Date, a pro-rata portion of the Account Fee will be deducted from the Account
                              Value as described above. However, if your Account
                              Value on the last day of the Contract Year or on the Annuity Calculation Date is at least
                              [$50,000], then no Account Fee is deducted. If during the Accumulation Period, a total withdrawal is made, the full Account Fee will be deducted at the time of the total withdrawal. During the Annuity Period the Account Fee will be deducted regardless of the size of your Contract and it will be deducted pro-rata from each Annuity
                              Payment.

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SEPARATE ACCOUNT:             [MetLife Investors USA Separate  Account A]

[GMIB RIDER SPECIFICATIONS:   GMIB-Plus
                              ---------

GMIB RIDER EFFECTIVE DATE:    [February 15, 2005]

GMIB RIDER CHARGE:            0.75%

GMIB PAYMENT ADJUSTMENT
   FACTOR:                    100%

GMIB INCOME DATE:             [February 15, 2015]

GMIB RIDER
TERMINATION DATE:             Contract Anniversary on or following the Owner's
                              (or oldest Joint Owner's or Annuitant's if owner is a non-natural person) 85th birthday

LAST STEP-UP DATE:            Owner's (or oldest Joint Owner's or Annuitant's if
                              owner is a non-natural person) 81st birthday

ANNUAL INCREASE
ACCUMULATION RATE:            5%

ANNUITY OPTIONS:              (a) Life Annuity with 10 Years of Annuity Payments
                                  Guaranteed. If you choose to start the Annuity Option after age 79, the year of the Guarantee Period component of the Annuity Option is reduced to: 9 years at age 80; 8 years at age 81; 7 years at age 82; 6 years at age 83; 5 years at ages 84 and 85.

                              (b) Joint and Last Survivor Annuity with 10 Years
                                  of Annuity Payments Guaranteed.

DOLLAR-FOR-DOLLAR
WITHDRAWAL PERCENTAGE:        5.00%

BASIS OF GMIB ANNUITY TABLE:  The GMIB Annuity Tables are based on the Annuity
                              2000 Mortality Table with 7-year age setback with interest at 2.50%.

GUARANTEED PRINCIPAL OPTION
FIRST EXERCISE DATE:          [February 15, 2015]

GMIB FIRST OPTIONAL
RESET DATE:                   [February 15, 2008]

GMIB OPTIONAL RESET
WAITING PERIOD:               3 years

MAXIMUM OPTIONAL RESET AGE:   75

OPTIONAL RESET GMIB
INCOME DATE:                  [10th Contract Anniversary following the date the
                              most recent GMIB Optional took effect]

MAXIMUM OPTIONAL RESET
CHARGE:                       1.50%

ALLOCATIONS AND TRANSFERS
LIMITED TO THE FOLLOWING
GMIB SUBACCOUNTS:             [Metlife Defensive Strategy Portfolio, Metlife
                              Moderate Strategy Portfolio, Metlife Balanced
                              Strategy Portfolio, Metlife Growth Strategy
                              Portfolio]]

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ALLOCATION REQUIREMENTS:

1. [Currently, you can select from any of the Subaccounts or the Fixed Account (if a Fixed Annuity Rider has been issued). However, we reserve the right to limit this in the future.

2. Allocations must be in whole numbers. Each allocation must be at least [$500]. Allocations made pursuant to Pre-scheduled Transfer programs are not subject to this limitation. The current approved Pre-scheduled Transfer programs are Rebalancing program, Asset Allocation program and Dollar Cost Averaging program.

3. We reserve the right to restrict allocations to the Fixed Account if any of the following conditions exist: (a) the credited interest rate for the amount to be allocated is equal to the Minimum Guaranteed Interest Rate for the Fixed Account; (b) the Account Value in the Fixed Account equals or exceeds [$500,000]; or (c) a transfer was made out of the Fixed Account within the previous 180 days.]

TRANSFER REQUIREMENTS:

[NUMBER PERMITTED: The maximum number of transfers per Contract Year shall be [12] (excluding transfers resulting from our Pre-scheduled Transfer programs). We reserve the right to waive from time to time this transfer limitation.

Subject to the Allocation Rules and the issuance of a Fixed Annuity Rider, during the Accumulation Period you may make transfers into the Fixed Account from the Subaccounts, subject to the maximum number of transfers per Contract Year as stated above. There are further limitations on transfers from the Fixed Account to the Separate Account as set forth below.

During the Annuity Period, you cannot make transfers from the General Account to the Subaccounts.

TRANSFER FEE: In the event that [12] transfers are made in a Contract Year, (excluding those related to our Pre-scheduled Transfer programs) we will deduct a Transfer Fee of [$25] for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Subaccount or Fixed Account from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. We reserve the right to waive from time to time, the Transfer Fee.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from a Subaccount is [$500], or your entire interest in the Subaccount, if less (excluding transfers resulting from our Pre-scheduled Transfer programs. The minimum amount that may be transferred from the Fixed Account during the Accumulation Period is [$500], or your entire interest in the Fixed Account. Transfers out of the Fixed Account during the Accumulation Period shall be limited to the greater of (a) 25% of the Fixed Account Value at the beginning of the Contract Year, or (b) the amount transferred out of the Fixed Account in the prior Contract Year.]

WITHDRAWALS:

WITHDRAWAL CHARGE: [A Withdrawal Charge is assessed against Purchase Payments withdrawn. The Withdrawal Charge is calculated at the time of each withdrawal. Each Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract in the following order:

1. Earnings in the Contract (Earnings are equal to your Account Value less Purchase Payments not withdrawn); and then

2.  The Free Withdrawal Amount described below, if any; then

3. Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis). Withdrawal Charges are determined in accordance with the following schedule:

                               WITHDRAWAL CHARGES

              NUMBER OF COMPLETE YEARS
           FROM RECEIPT OF PURCHASE PAYMENT   % CHARGE
           --------------------------------   --------
                          [0                         8
                           1                         8
                           2                         7
                           3                         6
                           4                         5
                           5                         4
                           6                         3
                           7                         2
                           8                         1
                   9 and thereafter                 0]]

[FREE WITHDRAWAL AMOUNT: Each Contract Year after the first, you can make a withdrawal of a portion of your Account Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to [10%] of total Purchase Payments, less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This right is non-cumulative.]

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MINIMUM PARTIAL WITHDRAWAL: [$500], or your entire interest in the Fixed Account or Subaccount]

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: [$2,000]

ANNUITY REQUIREMENTS:

    1. [The Annuity Date cannot be earlier than 12 months following the Issue Date. Unless otherwise designated by you, the Annuity Date will be no later than the Maturity Date. The Maturity Date is the later of the first day of the calendar month following the Annuitant's 90th birthday or ten (10) years from the Issue Date.

    2. For Variable Annuity Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 3.00%.

    3. For Fixed Annuity Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback with interest at [3%]]

[FIXED ACCOUNT:

INITIAL GUARANTEE PERIOD: [Through the end of the current calendar year]

RENEWAL GUARANTEE PERIOD: [A calendar year]

INITIAL CURRENT INTEREST RATE: [4.60%][Allocations to the Fixed Account not currently available]

MINIMUM GUARANTEED INTEREST RATE: [3.00%] annually]

[INITIAL EDCA PERIOD:  24 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [4.00%]

INITIAL EDCA PERIOD:   12 months EDCA rate applicable to deposits made at the
                       beginning of the Initial EDCA period: [4.00%]

INITIAL EDCA PERIOD:   6 months EDCA rate applicable to deposits made at the
                       beginning of the Initial EDCA period: [8.00%]

INITIAL EDCA PERIOD:   3 months EDCA rate applicable to deposits made at the
                       beginning of the Initial EDCA period: [9.00%]]

ANNUITY SERVICE OFFICE:

MetLife Investors USA Insurance Company
[P.O. Box 10366
Des Moines, Iowa 50306-0366
(800) 343-8496]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:

[Fixed Account Rider for Variable Annuity

Enhanced Dollar Cost Averaging Rider

Three Month Market Entry Rider

Death Benefit Rider (Principal Protection)

Death Benefit Rider (Annual Step-up)

Death Benefit Rider (Compounded Plus)

Guaranteed Minimum Income Benefit Rider - Living Benefit

Guaranteed Withdrawal Benefit Rider

Lifetime Guaranteed Withdrawal Benefit Rider

Guaranteed Minimum Accumulation Benefit Rider

Additional Death Benefit Rider - Earnings Preservation Benefit

Purchase Payment Credit Rider

Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider - TO BE ATTACHED AT ISSUE IF LESS THAN AGE 80

Waiver of Withdrawal Charge for Terminal Illness Rider - TO BE ATTACHED AT ISSUE IF LESS THAN AGE 80

Individual Retirement Annuity Endorsement

Roth Individual Retirement Annuity Endorsement

SIMPLE Individual Retirement Annuity Endorsement

401 Plan Endorsement

Tax Sheltered Annuity Endorsement

Unisex Annuity Rates Endorsement

Designated Beneficiary Non-Qualified Annuity Endorsement

Non-Qualified Annuity Endorsement]

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